EXHIBIT 10.18

RESTRICTED STOCK UNIT AGREEMENT NUMBER	NUMBER OF RESTRICTED STOCK UNITS GRANTED

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) dated                      (the “Grant Date”) is made by and between PETCO Animal Supplies, Inc., a Delaware corporation (the “Company”) , and                      (the “Grantee”).

WHEREAS, the Company has established the 2002 Stock Incentive Award Plan of PETCO Animal Supplies, Inc. (as amended or restated from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Plan provides for the award of shares of the Company’s Common Stock subject to such terms and conditions as the Administrator appointed to administer the Plan may specify (the “Restricted Stock Units”); and

WHEREAS, the Company wishes to grant the Grantee                      Restricted Stock Units representing the right to receive an equivalent number of shares of the Company’s $0.001 par value Common Stock subject to the terms of this Agreement; and

WHEREAS, the Administrator has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Restricted Stock Units provided for herein to the Grantee in consideration of services to the Company and/or its Subsidiaries;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree to all of the terms and conditions set forth on the reverse side hereof.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

PETCO Animal Supplies, Inc.	I hereby acknowledge receipt of the foregoing Restricted Stock Unit on the Grant Date and agree to all of the terms and conditions set forth in this Agreement:

Grantee:
(Signature):
By:
Title:	Grantee ID:

THIS CERTIFICATE REPRESENTS A RESTRICTED STOCK UNIT AGREEMENT AND NOT AN

ACTUAL SHARE OF STOCK

ARTICLE 1 – DEFINITIONS

Whenever the following terms are used below in this Agreement they shall have the meaning specified below unless the context clearly indicates to the contrary. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

Section 1.1 Restricted Stock Units. “Restricted Stock Unit” shall mean an award of a right to receive a share of the Company’s Common Stock subject to all of the terms and conditions of this Agreement.

Section 1.2 Restrictions. “Restrictions” shall mean the exposure to termination of the Restricted Stock Units under this Agreement.

Section 1.3 Retirement. “Retirement” shall mean a Termination of Employment other than a discharge for good cause (as determined by the Administrator) if the sum of (i) the Grantee’s age as of the date of termination plus (ii) the number of full years of the Grantee’s service with the Company as of the date of termination, is equal to or greater than seventy (70); provided, however, that the Grantee’s Retirement shall not be deemed to have occurred unless the Grantee has at least five (5) full years of service with the Company.

ARTICLE II – GRANT OF RESTRICTED STOCK UNITS

Section 2.1 Grant of Restricted Stock Units. In consideration of the Grantee’s agreement to remain in the employ of the Company or a Subsidiary and for other good and valuable consideration, on the date hereof the Company hereby grants to the Grantee that number of Restricted Stock Units set forth above (the “Award”) under the Plan upon the terms and conditions set forth in this Agreement. The Grantee accepts the Award and agrees to be bound by the terms and conditions of this Agreement and the Plan with respect to the Award.

Section 2.2 Consideration to the Company. In consideration of the grant of Restricted Stock Units by the Company, the Grantee agrees to render faithful and efficient services to the Company or a Subsidiary with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Agreement or in the Plan shall, however, confer upon the Grantee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to terminate or discharge the Grantee at any time for any reason whatsoever, with or without good cause.

Section 2.3 Restricted Stock Unit Account. The Company shall establish and maintain a Restricted Stock Unit account for and on behalf of the Grantee and shall record in such account the number of Restricted Stock Units awarded to the Grantee. No shares of Common Stock shall be issued to the Grantee at the time the Award is made, and the Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Company with respect to any Restricted Stock Units recorded in such account. The Restricted Stock Units shall not be treated as property or as a trust fund of any kind, and the Grantee shall not have any interest in any fund or specific assets of the Company by reason of the Restricted Stock Unit account established for the Grantee.

Section 2.4 Adjustments to Restricted Stock Units. The Administrator shall make adjustments with respect to the Restricted Stock Units in accordance with the provisions of Section 11.3 of the Plan.

ARTICLE III – RESTRICTIONS AND SETTLEMENT

Section 3.1 Forfeiture of Restricted Stock Units. All Restricted Stock Units with respect to which the Restrictions have not lapsed shall be terminated immediately upon a Termination of Employment for any reason other than Retirement. If the Grantee incurs a Termination of Employment as a result of the Grantee’s Retirement and such Termination of Employment occurs prior to the lapse of Restrictions in accordance with Section 3.2, the Restricted Stock Unit shall not be terminated, but shall be settled when and as described under Section 3.2.

Section 3.2 Lapse of Restrictions.

(a)	General. The Restrictions shall lapse as follows:

(i)	The Restrictions shall lapse with respect to thirty-three and one-third percent (33 1/3%) of the Restricted Stock Units on the first anniversary of the Grant Date;

(ii)	The Restrictions shall lapse with respect to thirty-three and one-third percent (33 1/3%) of the Restricted Stock Units on the second anniversary of the Grant Date;

(iii)	The Restrictions shall lapse with respect to thirty-three and one-third percent (33 1/3%) of the Restricted Stock Units on the third anniversary of the Grant Date;

provided, however, that the Restrictions shall not lapse with respect to a fractional share until the latest date on which the Restrictions applicable to all Restricted Stock Units have lapsed.

(b)	Settlement of Restricted Stock Units. The Company shall settle the Restricted Stock Units with respect to which the Restrictions lapse by converting those Restricted Stock Units into shares of the Company’s Common Stock to be issued to the Grantee on the dates that the Restrictions lapse, subject to compliance with the conditions of the Agreement.

(c)	Delay of Settlement. Notwithstanding the foregoing, if a settlement date occurs on a date that is not during a “window period” (which means a period designated by the Company during which the Grantee is permitted to purchase or sell shares of Common Stock) then, unless the Company determines otherwise, the settlement date automatically shall be deferred to the first trading day of the first “window period” beginning after such date. In addition, if a settlement date occurs at a time when the Company reasonably anticipates that its deduction with respect to the payment otherwise would be limited or eliminated by application of Section 162(m) of the Code, then, unless the Company determines otherwise, delivery of the shares of Common Stock automatically shall be deferred until the first trading day of the first “window period” after the payment would cease to be subject to such limitation or elimination. Notwithstanding the foregoing, in no event shall settlement be delayed pursuant to this subparagraph (c) to a date that is after the end of the calendar year in which the Restrictions applicable to the Restricted Stock Unit have lapsed.

ARTICLE IV – OTHER PROVISIONS

Section 4.1 Restricted Stock Units Not Transferable. Neither the Restricted Stock Units nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Grantee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 4.1 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 4.2 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a)	The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

(b)	The completion of any registration or other qualification of such shares under any state or Federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c)	The obtaining of any approval or other clearance from any state or Federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)	The receipt by the Company (or the Grantee’s actual employer) of full payment of all amounts which, under applicable law, the Company (or actual employer) is required to withhold upon the vesting or settlement of the Restricted Stock Units; and

(e)	The lapse of such reasonable period of time as the Administrator may from time to time establish for reasons of administrative convenience.

Section 4.3 Tax Withholding. No stock certificates will be issued to the Grantee unless the Grantee has made arrangements acceptable to the Company to pay any withholding taxes that may be due in connection with any aspect of this Award, including the vesting and settlement of the Award. The Grantee also hereby authorizes the Company, or the Grantee’s actual employer, to satisfy all withholding obligations of the Company or the actual employer from the Grantee’s wages or other cash compensation payable to the Grantee by the Company or the actual employer. The number of shares of Common Stock which may be withheld or repurchased from the Grantee in order to satisfy the Grantee’s federal and state income and payroll tax liabilities with respect to any aspect of this Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

Section 4.4 Investor Representations. The Grantee hereby represents and warrants to the Company: (a) that the Common Stock subject to the Restricted Stock Units is being acquired for purposes of investment and not with a view to distribution thereof; (b) that if the Grantee is or becomes an affiliate of the Company (as defined in regulations promulgated by the Securities and Exchange Commission) prior to the time of any proposed resale of shares acquired, or if such shares are not registered under the Securities Act, the Grantee will comply with all applicable conditions of the Securities Act and the rules and regulations promulgated thereunder in effecting such resale; and (c) that the Grantee shall not dispose of any shares of such Common Stock in any manner that is, or may involve the Company in, a violation of any federal or state securities law, including the Securities Act. The Administrator may require that the share certificates be inscribed with a legend restricting transfer in accordance with applicable securities law requirements.

By signing this Agreement, the Grantee agrees not to sell any shares of the Company’s Common Stock issued upon settlement of the Restricted Stock Units at a time when applicable laws or Company policies prohibit a sale. This restriction will apply as long as the Grantee is an employee, consultant or director of the Company or a Subsidiary.

Section 4.5 Rights as Stockholder. The holder of the Award shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares subject to the Award unless and until certificates representing such shares shall have been issued by the Company to such holder.

Section 4.6 Beneficiary Designation. The Grantee may dispose of the Restricted Stock Units in a written beneficiary designation. A beneficiary designation must be filed with the Company on the proper form. It will be recognized only if it has been received at the Company’s headquarters before the Grantee’s death. If the Grantee files no beneficiary designation or if none of the Grantee’s designated beneficiaries survives the Grantee, then the Grantee’s estate will receive any vested Restricted Stock Units that the Grantee holds at the time of death.

Section 4.7 Section 409A. The Grantee acknowledges that this Agreement and the Plan, or portions thereof, may be subject to Section 409A of the Code, that rules interpreting this Code section may be issued in the future, and that changes may need to be made to this Agreement to avoid adverse tax consequences under Section 409A. The Grantee agrees that the Company may amend the Agreement as it deems necessary or desirable to avoid such adverse tax consequences.

Section 4.8 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Grantee shall be addressed to him at the address set forth in the records of the Company. By a notice given pursuant to this Section 4.8, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.8. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.9 Miscellaneous. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof. This Agreement and the Plan may be amended without the consent of the Grantee, provided that such amendment would not impair any rights of the Grantee under this Agreement. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. The Award and any payments with respect thereto shall not constitute “compensation” for purposes of any pension, welfare or other benefit plan or policy of the Company unless provided for therein. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as otherwise provided herein, the Company’s rights and obligations hereunder may be assigned to any Subsidiary or to any successor pursuant to a merger, consolidation or similar event. Subject to the foregoing, this Agreement and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon, the successors and assigns of the parties.